UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:
March 24, 2006

(Date of Earliest Event Reported: March 20, 2006)

EL PASO NATURAL GAS COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	1-2700	74-0608280
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

In June 2005, we filed a rate case with the Federal Energy Regulatory Commission (FERC) proposing an increase in transportation revenues of 10.6% over our previously effective rates and also proposing new transportation services to our customers. The FERC issued two orders this week that address the applicability of a rate limitation from our prior 1996 rate case settlement, as well as the new proposed services.

In its first order issued on March 20, the FERC found, based upon the evidence currently before it, that while the rate limitation in the 1996 settlement applies to the continuation of firm services for certain contracts that were in effect as of December 31, 1995, the limitation ends when those contracts expire or are terminated. The FERC also held that one part of the rate limitation does not apply to (a) our new services; (b) transportation services provided through the use of capacity created by system expansions after 1995, including capacity created by our Line 2000 or the subsequent Power-up of Line 2000; or (c) interruptible services, backhaul services, or services such as storage or park and loan. The other part of the rate limitation would only be applicable if we had less than 4000 MMcf/day of capacity contracted at maximum rates.

The FERC also held we will be permitted (a) to provide further evidence or support at the hearing in our rate case to show that retaining the rate limitation is contrary to the public interest and (b) to propose rates that would re-allocate the costs of the rate-restricted capacity to other shippers during the upcoming hearing for our current rate proceeding. The FERC also held that we can seek a discount adjustment to rates by demonstrating we meet the FERC’s requirements for such an adjustment.

In its second order issued on March 23, the FERC generally found that our proposed new services are just and reasonable. While the FERC required us to modify certain of our proposals, it approved penalty provisions designed to encourage customers to contract appropriately for the services they need.

While the impact of these two decisions cannot be measured at this time, if we are permitted by the FERC to reallocate the costs of service associated with the rate-restricted capacity to other shippers we anticipate the revenue impact of the rate limitation order will be minimal. We will know more about the specific effects of both of these orders after the upcoming hearing in our current rate proceeding and following the selection of new services by our customers at rates which are yet to be determined.

In the meantime, we remain in discussions with our customers in hopes of settling our pending rate case.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO NATURAL GAS COMPANY

By:	/s/ John R. Sult
John R. Sult
Senior Vice President, Chief Financial Officer and Controller
(Principal Financial and Accounting Officer)

Dated:  March 24, 2006